Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	April 20, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: April 27, 2007

•	Initial valuation date: April 20, 2007

•	Final valuation date: October 19, 2007

•	Maturity date: October 26, 2007

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.08%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	$90.97	PS-8	AAPL	$9,000,000	12.25%	80.00%	98.375%	$8,853,750	1.625%	$146,250	E-433	06738CP45/ US06738CP458
Arch Coal, Inc.	$35.19	PS-10	ACI	$3,000,000	13.75%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-445	06738CQ85/ US06738CQ852
Amkor Technology, Inc.	$13.82	PS-12	AMKR	$1,000,000	14.75%	70.00%	98.375%	$983,750	1.625%	$16,250	E-446	06738CQ93/ US06738CQ936
bebe stores, inc.	$18.02	PS-14	BEBE	$2,500,000	15.00%	80.00%	98.375%	$2,459,375	1.625%	$40,625	E-447	06738CR27/ US06738CR272
The Bear Stearns Companies Inc.	$156.60	PS-16	BSC	$2,500,000	10.50%	85.00%	98.375%	$2,459,375	1.625%	$40,625	E-448	06738CR35/ US06738CR355
Boston Scientific Corporation	$15.98	PS-18	BSX	$2,500,000	12.10%	80.00%	98.375%	$2,459,375	1.625%	$40,625	E-449	06738CR43/ US06738CR439
Continental Airlines, Inc. Class B	$38.92	PS-20	CAL	$3,000,000	20.00%	75.00%	98.500%	$2,955,000	1.500%	$45,000	E-451	06738CR68/ US06738CR686
CB Richard Ellis Group, Inc.-A	$36.19	PS-22	CBG	$2,000,000	12.25%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-452	06738CR76/ US06738CR769
Countrywide Financial Corporation	$37.36	PS-24	CFC	$3,000,000	13.00%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-453	06738CR84/ US06738CR843
Ciena Corporation	$28.40	PS-26	CIEN	$1,000,000	12.30%	75.00%	98.375%	$983,750	1.625%	$16,250	E-454	06738CR92/ US06738CR926
Cooper Tire & Rubber Company	$19.48	PS-28	CTB	$1,500,000	13.00%	75.00%	98.375%	$1,475,625	1.625%	$24,375	E-455	06738CS26/ US06738CS262
Diamond Offshore Drilling, Inc.	$82.19	PS-30	DO	$2,000,000	9.25%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-456	06738CS34/ US06738CS346
Ford Motor Company	$7.75	PS-32	F	$2,000,000	13.50%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-457	06738CS42/ US06738CS429
The Nasdaq Stock Market, Inc.	$32.14	PS-34	NDAQ	$3,000,000	12.50%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-458	06738CS59/ US06738CS593
Rowan Companies, Inc.	$34.54	PS-36	RDC	$3,000,000	10.75%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-459	06738CS67/ US06738CS676
Schlumberger N.V. (Schlumberger Limited)	$75.23	PS-38	SLB	$2,500,000	11.00%	85.00%	98.375%	$2,459,375	1.625%	$40,625	E-460	06738CS75/ US06738CS759
SunPower Corporation –Class A	$55.46	PS-40	SPWR	$1,000,000	16.75%	80.00%	98.375%	$983,750	1.625%	$16,250	E-461	06738CS83/ US06738CS833
Southwestern Energy Company	$42.48	PS-42	SWN	$1,000,000	12.25%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-462	06738CT25/ US06738CT252
Titanium Metals Corporation	$35.61	PS-44	TIE	$1,500,000	13.50%	75.00%	98.375%	$983,750	1.625%	$16,250	E-463	06738CT33/ US06738CT336
Under Armour, Inc.-Class A	$51.49	PS-46	UA	$1,500,000	11.50%	75.00%	98.375%	$1,475,625	1.625%	$24,375	E-464	06738CT41/ US06738CT419
UnitedHealth Group Incorporated	$53.20	PS-48	UNH	$3,000,000	9.25%	85.00%	98.625%	$1,972,500	1.375%	$27,500	E-465	06738CT58/ US06738CT583
Verasun Energy Corporation	$19.25	PS-50	VSE	$1,500,000	15.25%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-466	06738CT66/ US06738CT666
Wynn Resorts, Limited	$102.51	PS-52	WYNN	$1,000,000	13.00%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-467	06738CT74/ US06738CT740

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payment[s during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this pricing supplement, which is the fifth business day following the initial valuation date (this settlement cycle being referred to as “T+5”). See “Plan of Distribution” in the prospectus supplement.

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$13.56	$9.38	$11.63
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
April 20, 2007*	$95.30	$89.60	$90.97

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $90.97

Protection level: 80.00%

Protection price: $72.78

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.992635

Coupon: 12.25% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%
0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$19.13	$10.60	$12.94
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
April 20, 2007*	$37.97	$30.33	$35.19

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $35.19

Protection level: 80.00%

Protection price: $28.15

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.417164

Coupon: 13.75% per annum

Maturity: October 26, 2007

Dividend yield: 0.68% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.34%
+ 90%	6.875%		90.34%
+ 80%	6.875%		80.34%
+ 70%	6.875%		70.34%
+ 60%	6.875%		60.34%
+ 50%	6.875%		50.34%
+ 40%	6.875%		40.34%
+ 30%	6.875%		30.34%
+ 20%	6.875%		20.34%
+ 10%	6.875%		10.34%
+ 5%	6.875%		5.34%
0%	6.875%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.66%
- 10%	6.875%	-3.125%	-9.66%
- 20%	6.875%	-13.125%	-19.66%
- 30%	N/A	-23.125%	-29.66%
- 40%	N/A	-33.125%	-39.66%
- 50%	N/A	-43.125%	-49.66%
- 60%	N/A	-53.125%	-59.66%
- 70%	N/A	-63.125%	-69.66%
- 80%	N/A	-73.125%	-79.66%
- 90%	N/A	-83.125%	-89.66%
- 100%	N/A	-93.125%	-99.66%

Amkor Technology, Inc.

According to publicly available information, Amkor Technology, Inc. (the “Company”) is one of the world’s largest subcontractors of semiconductor packaging and test services. The semiconductors that the Company packages and tests for its customers ultimately become components in electronic systems used in communications, computing, consumer, industrial and automotive applications. Its customers include, among others: Altera Corporation; Atmel Corporation; Conexant Systems, Inc; Freescale Semiconductor, Inc.; Intel Corporation; International Business Machines Corporation; Samsung Electronics Corporation, Ltd.; ST Microelectronics, Pte, Ltd.; Texas Instruments, Inc.; and Toshiba Corporation.

The linked share’s SEC file number is 000-29472.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$26.24	$14.06	$22.10
September 28, 2001	$22.75	$9.80	$10.52
December 31, 2001	$18.45	$9.00	$16.03
March 29, 2002	$22.31	$12.40	$22.31
June 28, 2002	$24.79	$3.62	$6.22
September 30, 2002	$6.60	$1.13	$2.40
December 31, 2002	$8.13	$1.60	$4.76
March 31, 2003	$6.45	$4.04	$5.17
June 30, 2003	$13.50	$5.25	$13.14
September 30, 2003	$19.00	$12.96	$14.21
December 31, 2003	$21.73	$14.26	$18.21
March 31, 2004	$21.87	$12.62	$14.63
June 30, 2004	$15.90	$7.80	$8.18
September 30, 2004	$6.40	$3.31	$3.65
December 31, 2004	$6.80	$3.73	$6.68
March 31, 2005	$6.90	$3.73	$3.86
June 30, 2005	$5.20	$2.87	$4.50
September 30, 2005	$6.12	$4.09	$4.38
December 30, 2005	$6.99	$3.57	$5.60
March 31, 2006	$10.00	$5.00	$8.64
June 30, 2006	$13.09	$8.09	$9.46
September 29, 2006	$9.98	$4.61	$5.16
December 29, 2006	$10.68	$4.92	$9.34
March 30, 2007	$13.01	$9.38	$12.48
April 20, 2007*	$14.30	$12.67	$13.82

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMKR

Initial price: $13.82

Protection level: 70.00%

Protection price: $9.67

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.358900

Coupon: 14.75% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%
0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

bebe stores, inc.

According to publicly available information, bebe stores, inc. (the “Company”) develops and produces a line of contemporary women’s apparel and accessories. The Company’s target customer is a 21 to 35-year-old woman. The Company’s product offering includes a full range of separates, tops, sweaters, dresses, active wear and accessories in the following lifestyle categories: career, evening, casual, and active. The Company designs and develops the majority of its merchandise in-house, with remainder of the merchandise sourced directly from third party manufacturers. The Company markets its products under the bebe, COLLECTION bebe, Neda by bebe, Neda, BEBE SPORT and bebe O brand names through its 242 retail stores, of which 183 are bebe stores, 39 are BEBE SPORT stores, and 20 are bebe outlet stores. These stores are located in 32 states, the District of Columbia, Puerto Rico and Canada. In addition, the Company has an on-line store at www.bebe.com and its licensees operate 15 international stores.

The linked share’s SEC file number is 0-24395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$9.81	$4.36	$8.64
September 28, 2001	$10.52	$4.30	$4.46
December 31, 2001	$6.49	$3.81	$5.53
March 29, 2002	$7.76	$5.41	$6.24
June 28, 2002	$7.34	$5.11	$6.01
September 30, 2002	$6.29	$3.41	$3.50
December 31, 2002	$4.44	$2.84	$3.97
March 31, 2003	$5.12	$3.27	$3.50
June 30, 2003	$5.92	$3.47	$5.67
September 30, 2003	$8.58	$5.65	$8.03
December 31, 2003	$9.48	$6.76	$7.70
March 31, 2004	$10.21	$7.31	$9.94
June 30, 2004	$10.81	$8.40	$8.89
September 30, 2004	$9.56	$7.63	$9.39
December 31, 2004	$18.74	$9.19	$17.99
March 31, 2005	$23.00	$15.41	$22.63
June 30, 2005	$29.49	$20.91	$26.47
September 30, 2005	$30.97	$15.06	$17.50
December 30, 2005	$18.33	$13.46	$14.03
March 31, 2006	$20.81	$13.05	$18.42
June 30, 2006	$20.41	$14.08	$15.42
September 29, 2006	$25.39	$14.34	$24.78
December 29, 2006	$26.86	$19.25	$19.79
March 30, 2007	$19.98	$16.63	$17.38
April 20, 2007*	$18.51	$17.25	$18.02

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BEBE

Initial price: $18.02

Protection level: 80.00%

Protection price: $14.42

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.493896

Coupon: 15.00% per annum

Maturity: October 26, 2007

Dividend yield: 1.11% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.56%
+ 90%	7.50%		90.56%
+ 80%	7.50%		80.56%
+ 70%	7.50%		70.56%
+ 60%	7.50%		60.56%
+ 50%	7.50%		50.56%
+ 40%	7.50%		40.56%
+ 30%	7.50%		30.56%
+ 20%	7.50%		20.56%
+ 10%	7.50%		10.56%
+ 5%	7.50%		5.56%
0%	7.50%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.44%
- 10%	7.50%	-2.50%	-9.44%
- 20%	7.50%	-12.50%	-19.44%
- 30%	N/A	-22.50%	-29.44%
- 40%	N/A	-32.50%	-39.44%
- 50%	N/A	-42.50%	-49.44%
- 60%	N/A	-52.50%	-59.44%
- 70%	N/A	-62.50%	-69.44%
- 80%	N/A	-72.50%	-79.44%
- 90%	N/A	-82.50%	-89.44%
- 100%	N/A	-92.50%	-99.44%

The Bear Stearns Companies Inc.

According to publicly available information, The Bear Stearns Companies Inc., Inc. (the “Company”) was incorporated under the laws of the State of Delaware on August 21, 1985. The Company is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company is primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Global Clearing Services and Wealth Management.

The linked share’s SEC file number is 001-08989.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$59.06	$40.65	$58.97
September 28, 2001	$61.23	$41.50	$50.01
December 31, 2001	$62.44	$48.81	$58.64
March 29, 2002	$63.40	$53.60	$62.75
June 28, 2002	$66.75	$56.30	$61.20
September 30, 2002	$67.55	$50.50	$56.40
December 31, 2002	$66.65	$51.75	$59.40
March 31, 2003	$67.91	$57.64	$65.60
June 30, 2003	$83.12	$65.42	$72.42
September 30, 2003	$76.75	$63.89	$74.80
December 31, 2003	$80.15	$70.62	$79.95
March 31, 2004	$91.76	$78.80	$87.68
June 30, 2004	$88.76	$75.44	$84.31
September 30, 2004	$96.21	$81.14	$96.17
December 31, 2004	$109.82	$86.51	$102.31
March 31, 2005	$106.51	$96.54	$99.90
June 30, 2005	$105.31	$91.35	$103.94
September 30, 2005	$110.16	$98.55	$109.75
December 30, 2005	$119.40	$98.74	$115.53
March 31, 2006	$141.22	$113.30	$138.70
June 30, 2006	$147.77	$120.10	$140.08
September 29, 2006	$147.20	$127.12	$140.10
December 29, 2006	$166.20	$139.57	$162.78
March 30, 2007	$172.61	$138.57	$150.35
April 20, 2007*	$159.20	$145.66	$156.60

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSC

Initial price: $156.60

Protection level: 85.00%

Protection price: $133.11

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.385696

Coupon: 10.50% per annum

Maturity: October 26, 2007

Dividend yield: 0.77% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.39%
+ 90%	5.25%		90.39%
+ 80%	5.25%		80.39%
+ 70%	5.25%		70.39%
+ 60%	5.25%		60.39%
+ 50%	5.25%		50.39%
+ 40%	5.25%		40.39%
+ 30%	5.25%		30.39%
+ 20%	5.25%		20.39%
+ 10%	5.25%		10.39%
+ 5%	5.25%		5.39%
0%	5.25%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.61%
- 10%	5.25%	-4.75%	-9.61%
- 20%	N/A	-14.75%	-19.61%
- 30%	N/A	-24.75%	-29.61%
- 40%	N/A	-34.75%	-39.61%
- 50%	N/A	-44.75%	-49.61%
- 60%	N/A	-54.75%	-59.61%
- 70%	N/A	-64.75%	-69.61%
- 80%	N/A	-74.75%	-79.61%
- 90%	N/A	-84.75%	-89.61%
- 100%	N/A	-94.75%	-99.61%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$10.25	$7.25	$8.50
September 28, 2001	$10.40	$8.50	$10.25
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
April 20, 2007*	$16.40	$14.39	$15.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $15.98

Protection level: 80.00%

Protection price: $12.78

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.578223

Coupon: 12.10% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.00%
+ 90%	6.05%		90.00%
+ 80%	6.05%		80.00%
+ 70%	6.05%		70.00%
+ 60%	6.05%		60.00%
+ 50%	6.05%		50.00%
+ 40%	6.05%		40.00%
+ 30%	6.05%		30.00%
+ 20%	6.05%		20.00%
+ 10%	6.05%		10.00%
+ 5%	6.05%		5.00%
0%	6.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-5.00%
- 10%	6.05%	-3.95%	-10.00%
- 20%	6.05%	-13.95%	-20.00%
- 30%	N/A	-23.95%	-30.00%
- 40%	N/A	-33.95%	-40.00%
- 50%	N/A	-43.95%	-50.00%
- 60%	N/A	-53.95%	-60.00%
- 70%	N/A	-63.95%	-70.00%
- 80%	N/A	-73.95%	-80.00%
- 90%	N/A	-83.95%	-90.00%
- 100%	N/A	-93.95%	-100.00%

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,800 daily departures. As of September 30, 2006, the Company flew to 128 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of September 30, 2006.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$51.95	$38.70	$49.25
September 28, 2001	$52.32	$12.35	$15.00
December 31, 2001	$27.50	$14.85	$26.21
March 29, 2002	$35.20	$25.74	$28.32
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
April 20, 2007*	$44.10	$35.31	$38.92

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $38.92

Protection level: 75.00%

Protection price: $29.19

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.693731

Coupon: 20.00% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%
0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

CB RICHARD ELLIS GROUP INC-A

According to publicly available information, CB Richard Ellis Group, Inc. (the “Company”) is the world’s largest commercial real estate services firm, based on 2006 revenue, with leading full-service operations in major metropolitan areas throughout the world. The Company offers a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets. As of December 31, 2006, excluding affiliate and partner offices, the Company operated in more than 300 offices worldwide with approximately 24,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and providing development services under the “Trammell Crow” brand name. The Company’s business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, commercial property and corporate facilities management, valuation, proprietary research and real estate investment management. In 2006, it became the first commercial real estate services company included in the S&P 500 and were the only such company included in the Fortune 1000 list of the largest publicly-held U.S. companies.

The linked share’s SEC file number is 001-32205.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$6.40	$6.07	$6.37
September 30, 2004	$7.88	$6.16	$7.70
December 31, 2004	$11.36	$7.65	$11.18
March 31, 2005	$12.95	$10.40	$11.66
June 30, 2005	$14.73	$10.58	$14.62
September 30, 2005	$16.67	$13.82	$16.40
December 30, 2005	$19.92	$15.02	$19.62
March 31, 2006	$27.80	$19.46	$26.90
June 30, 2006	$29.80	$21.99	$24.90
September 29, 2006	$25.96	$20.13	$24.60
December 29, 2006	$34.26	$23.37	$33.20
March 30, 2007	$39.15	$31.23	$34.18
April 20, 2007*	$36.66	$33.00	$36.19

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBG

Initial price: $36.19

Protection level: 80.00%

Protection price: $28.95

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.631943

Coupon: 12.25% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%
0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”) is a holding company which, through its subsidiaries is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting.

It manages its business through five business segments—Mortgage Banking, Banking, Capital Markets, Insurance and Global Operations. Mortgage banking is its core business, generating 48% of the Company’s pre-tax earnings in 2006. Its other segments generated the following percentages of its pre-tax earnings in 2006: Banking—32%; Capital Markets—13%; Insurance—6%; and Global Operations—1%.

The linked share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$12.30	$9.51	$11.47
September 28, 2001	$11.56	$9.35	$10.98
December 31, 2001	$12.18	$9.58	$10.24
March 29, 2002	$11.36	$9.40	$11.19
June 28, 2002	$12.58	$10.96	$12.06
September 30, 2002	$13.75	$9.88	$11.79
December 31, 2002	$13.25	$10.59	$12.91
March 31, 2003	$14.68	$12.62	$14.38
June 30, 2003	$19.68	$14.43	$17.39
September 30, 2003	$19.83	$15.88	$19.57
December 31, 2003	$27.27	$19.38	$25.28
March 31, 2004	$32.41	$23.13	$31.97
June 30, 2004	$36.27	$27.20	$35.13
September 30, 2004	$39.83	$32.75	$39.39
December 31, 2004	$39.93	$30.30	$37.01
March 31, 2005	$38.65	$31.19	$32.46
June 30, 2005	$40.31	$30.54	$38.61
September 30, 2005	$39.64	$32.38	$32.98
December 30, 2005	$36.74	$29.35	$34.19
March 31, 2006	$37.23	$31.86	$36.70
June 30, 2006	$43.67	$35.93	$38.08
September 29, 2006	$39.99	$32.20	$35.04
December 29, 2006	$43.09	$34.50	$42.45
March 30, 2007	$45.19	$33.13	$33.64
April 20, 2007*	$38.71	$32.32	$37.36

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CFC

Initial price: $37.36

Protection level: 70.00%

Protection price: $26.15

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.766595

Coupon: 13.00% per annum

Maturity: October 26, 2007

Dividend yield: 1.61% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.81%
+ 90%	6.50%		90.81%
+ 80%	6.50%		80.81%
+ 70%	6.50%		70.81%
+ 60%	6.50%		60.81%
+ 50%	6.50%		50.81%
+ 40%	6.50%		40.81%
+ 30%	6.50%		30.81%
+ 20%	6.50%		20.81%
+ 10%	6.50%		10.81%
+ 5%	6.50%		5.81%
0%	6.50%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.19%
- 10%	6.50%	-3.50%	-9.19%
- 20%	6.50%	-13.50%	-19.19%
- 30%	6.50%	-23.50%	-29.19%
- 40%	N/A	-33.50%	-39.19%
- 50%	N/A	-43.50%	-49.19%
- 60%	N/A	-53.50%	-59.19%
- 70%	N/A	-63.50%	-69.19%
- 80%	N/A	-73.50%	-79.19%
- 90%	N/A	-83.50%	-89.19%
- 100%	N/A	-93.50%	-99.19%

Ciena Corporation

According to publicly available information, Ciena Corporation (the “Company”) is a supplier of communications networking equipment, software and services that supports the delivery and transport of voice, video and data services. The Company’s products are used in communications networks operated by telecommunications service providers, cable operators, governments and enterprises around the globe. The Company specializes in transitioning legacy communications networks to converged, next-generation architectures, capable of efficiently delivering a broader mix of high-bandwidth services.

The linked share’s SEC file number is 0-21969.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$496.23	$234.50	$266.00
September 28, 2001	$273.00	$65.87	$72.03
December 31, 2001	$154.00	$64.40	$100.17
March 29, 2002	$121.10	$49.91	$63.00
June 28, 2002	$67.34	$25.20	$29.33
September 30, 2002	$44.94	$20.37	$20.79
December 31, 2002	$49.91	$16.87	$35.98
March 31, 2003	$54.18	$29.47	$30.59
June 30, 2003	$42.84	$29.40	$36.33
September 30, 2003	$52.15	$34.79	$41.37
December 31, 2003	$51.10	$39.41	$46.48
March 31, 2004	$56.98	$32.90	$34.79
June 30, 2004	$38.43	$21.14	$26.04
September 30, 2004	$25.97	$11.69	$13.86
December 31, 2004	$24.50	$13.58	$23.38
March 31, 2005	$24.01	$11.55	$12.04
June 30, 2005	$18.55	$11.55	$14.63
September 30, 2005	$18.90	$14.28	$18.48
December 30, 2005	$22.55	$15.19	$20.79
March 31, 2006	$39.34	$20.44	$36.47
June 30, 2006	$37.66	$25.69	$33.67
September 29, 2006	$33.18	$23.38	$27.25
December 29, 2006	$29.73	$22.04	$27.71
March 30, 2007	$32.78	$24.75	$27.95
April 20, 2007*	$29.10	$27.66	$28.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CIEN

Initial price: $28.40

Protection level: 75.00%

Protection price: $21.30

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.211268

Coupon: 12.30% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.15%		100.00%
+ 90%	6.15%		90.00%
+ 80%	6.15%		80.00%
+ 70%	6.15%		70.00%
+ 60%	6.15%		60.00%
+ 50%	6.15%		50.00%
+ 40%	6.15%		40.00%
+ 30%	6.15%		30.00%
+ 20%	6.15%		20.00%
+ 10%	6.15%		10.00%
+ 5%	6.15%		5.00%
0%	6.15%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.15%	1.15%	-5.00%
- 10%	6.15%	-3.85%	-10.00%
- 20%	6.15%	-13.85%	-20.00%
- 30%	N/A	-23.85%	-30.00%
- 40%	N/A	-33.85%	-40.00%
- 50%	N/A	-43.85%	-50.00%
- 60%	N/A	-53.85%	-60.00%
- 70%	N/A	-63.85%	-70.00%
- 80%	N/A	-73.85%	-80.00%
- 90%	N/A	-83.85%	-90.00%
- 100%	N/A	-93.85%	-100.00%

Cooper Tire & Rubber Company

According to publicly available information, Cooper Tire & Rubber Company, (the “Company”) is a leading manufacturer of replacement tires. It is the fourth largest tire manufacturer in North America and, according to a recognized trade source, is the ninth largest tire company in the world based on sales. The Company focuses on the manufacture and sale of passenger and light truck replacement tires. It also manufactures radial medium and bias light truck tires and materials and equipment for the truck tire retread industry. The Company also manufactures and sells motorcycle and racing tires.

The Company is organized into two separate, reportable business segments: North American Tire Operations and International Tire Operations. Each segment is managed separately.

In 2004, as a result of the anticipated sale of its automotive operations and the announced exiting of the inner tube business, the Company designated certain plants and facilities as Discontinued Operations. These included the assets and facilities of Cooper-Standard Automotive, which was sold on December 23, 2004, and the Company’s inner tube operations in Clarksdale, Mississippi.

The Company was incorporated in the State of Delaware in 1930 as the successor to a business originally founded in 1914. Based in Findlay, Ohio, Cooper currently operates 10 manufacturing facilities and 32 distribution centers in 8 countries. As of December 31, 2006, the Company employed 13,361 persons worldwide.

The linked share’s SEC file number is 001-04329.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$14.20	$10.55	$14.20
September 28, 2001	$17.43	$12.69	$14.24
December 31, 2001	$16.63	$12.50	$15.96
March 29, 2002	$22.53	$14.31	$21.65
June 28, 2002	$26.10	$19.50	$20.55
September 30, 2002	$22.17	$15.41	$16.14
December 31, 2002	$16.85	$12.25	$15.34
March 31, 2003	$16.24	$11.84	$12.20
June 30, 2003	$17.93	$12.13	$17.59
September 30, 2003	$18.65	$15.77	$15.87
December 31, 2003	$21.80	$15.95	$21.38
March 31, 2004	$23.36	$18.23	$20.15
June 30, 2004	$23.60	$19.65	$23.00
September 30, 2004	$23.89	$19.49	$20.17
December 31, 2004	$22.48	$17.20	$21.55
March 31, 2005	$22.50	$18.15	$18.36
June 30, 2005	$19.75	$16.47	$18.57
September 30, 2005	$20.99	$15.04	$15.27
December 30, 2005	$15.73	$13.05	$15.32
March 31, 2006	$16.58	$13.86	$14.34
June 30, 2006	$14.52	$10.49	$11.14
September 29, 2006	$11.77	$7.71	$10.06
December 29, 2006	$14.73	$9.60	$14.30
March 30, 2007	$19.19	$14.36	$18.29
April 20, 2007*	$19.80	$18.39	$19.48

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CTB

Initial price: $19.48

Protection level: 75.00%

Protection price: $14.61

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.334702

Coupon: 13.00% per annum

Maturity: October 26, 2007

Dividend yield: 2.16% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.08%
+ 90%	6.50%		91.08%
+ 80%	6.50%		81.08%
+ 70%	6.50%		71.08%
+ 60%	6.50%		61.08%
+ 50%	6.50%		51.08%
+ 40%	6.50%		41.08%
+ 30%	6.50%		31.08%
+ 20%	6.50%		21.08%
+ 10%	6.50%		11.08%
+ 5%	6.50%		6.08%
0%	6.50%		1.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.92%
- 10%	6.50%	-3.50%	-8.92%
- 20%	6.50%	-13.50%	-18.92%
- 30%	N/A	-23.50%	-28.92%
- 40%	N/A	-33.50%	-38.92%
- 50%	N/A	-43.50%	-48.92%
- 60%	N/A	-53.50%	-58.92%
- 70%	N/A	-63.50%	-68.92%
- 80%	N/A	-73.50%	-78.92%
- 90%	N/A	-83.50%	-88.92%
- 100%	N/A	-93.50%	-98.92%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$44.74	$32.15	$33.05
September 28, 2001	$33.79	$22.83	$25.22
December 31, 2001	$31.59	$23.67	$30.40
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
April 20, 2007*	$85.11	$80.63	$82.19

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $82.19

Protection level: 80.00%

Protection price: $65.75

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.166930

Coupon: 9.25% per annum

Maturity: October 26, 2007

Dividend yield: 5.48% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		102.74%
+ 90%	4.625%		92.74%
+ 80%	4.625%		82.74%
+ 70%	4.625%		72.74%
+ 60%	4.625%		62.74%
+ 50%	4.625%		52.74%
+ 40%	4.625%		42.74%
+ 30%	4.625%		32.74%
+ 20%	4.625%		22.74%
+ 10%	4.625%		12.74%
+ 5%	4.625%		7.74%
0%	4.625%		2.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-2.26%
- 10%	4.625%	-5.375%	-7.26%
- 20%	4.625%	-15.375%	-17.26%
- 30%	N/A	-25.375%	-27.26%
- 40%	N/A	-35.375%	-37.26%
- 50%	N/A	-45.375%	-47.26%
- 60%	N/A	-55.375%	-57.26%
- 70%	N/A	-65.375%	-67.26%
- 80%	N/A	-75.375%	-77.26%
- 90%	N/A	-85.375%	-87.26%
- 100%	N/A	-95.375%	-97.26%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$31.42	$23.77	$24.55
September 28, 2001	$25.93	$14.70	$17.35
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
April 20, 2007*	$8.21	$7.67	$7.75

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $7.75

Protection level: 80.00%

Protection price: $6.20

Physical delivery amount: 129 ($1,000/Initial price)

Fractional shares: 0.032258

Coupon: 13.50% per annum

Maturity: October 26, 2007

Dividend yield: 1.94% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.97%
+ 90%	6.75%		90.97%
+ 80%	6.75%		80.97%
+ 70%	6.75%		70.97%
+ 60%	6.75%		60.97%
+ 50%	6.75%		50.97%
+ 40%	6.75%		40.97%
+ 30%	6.75%		30.97%
+ 20%	6.75%		20.97%
+ 10%	6.75%		10.97%
+ 5%	6.75%		5.97%
0%	6.75%		0.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.03%
- 10%	6.75%	-3.25%	-9.03%
- 20%	6.75%	-13.25%	-19.03%
- 30%	N/A	-23.25%	-29.03%
- 40%	N/A	-33.25%	-39.03%
- 50%	N/A	-43.25%	-49.03%
- 60%	N/A	-53.25%	-59.03%
- 70%	N/A	-63.25%	-69.03%
- 80%	N/A	-73.25%	-79.03%
- 90%	N/A	-83.25%	-89.03%
- 100%	N/A	-93.25%	-99.03%

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
April 20, 2007*	$32.55	$29.08	$32.14

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $32.14

Protection level: 80.00%

Protection price: $25.71

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.113877

Coupon: 12.50% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%
0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 21 self-elevating mobile offshore drilling platforms and 26 land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and in Texas, Louisiana and Oklahoma. In 2006, drilling operations generated revenues of $1,067.4 million and income from operations of $447.7 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$33.89	$21.51	$22.10
September 28, 2001	$22.45	$11.10	$12.38
December 31, 2001	$20.14	$11.66	$19.37
March 29, 2002	$23.48	$16.04	$23.04
June 28, 2002	$27.03	$20.20	$21.45
September 30, 2002	$22.57	$16.36	$18.64
December 31, 2002	$24.60	$17.40	$22.70
March 31, 2003	$23.77	$17.70	$19.66
June 30, 2003	$25.90	$19.28	$22.40
September 30, 2003	$25.62	$20.80	$24.58
December 31, 2003	$26.72	$20.45	$23.17
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 30, 2007	$33.77	$29.48	$32.47
April 20, 2007*	$35.48	$32.56	$34.54

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $34.54

Protection level: 80.00%

Protection price: $27.63

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.951940

Coupon: 10.75% per annum

Maturity: October 26, 2007

Dividend yield: 1.16% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.58%
+ 90%	5.375%		90.58%
+ 80%	5.375%		80.58%
+ 70%	5.375%		70.58%
+ 60%	5.375%		60.58%
+ 50%	5.375%		50.58%
+ 40%	5.375%		40.58%
+ 30%	5.375%		30.58%
+ 20%	5.375%		20.58%
+ 10%	5.375%		10.58%
+ 5%	5.375%		5.58%
0%	5.375%		0.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.42%
- 10%	5.375%	-4.625%	-9.42%
- 20%	5.375%	-14.625%	-19.42%
- 30%	N/A	-24.625%	-29.42%
- 40%	N/A	-34.625%	-39.42%
- 50%	N/A	-44.625%	-49.42%
- 60%	N/A	-54.625%	-59.42%
- 70%	N/A	-64.625%	-69.42%
- 80%	N/A	-74.625%	-79.42%
- 90%	N/A	-84.625%	-89.42%
- 100%	N/A	-94.625%	-99.42%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$34.63	$25.58	$26.33
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
April 20, 2007*	$78.25	$68.25	$75.23

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $75.23

Protection level: 85.00%

Protection price: $63.95

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.292569

Coupon: 11.00% per annum

Maturity: October 26, 2007

Dividend yield: 0.73% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.37%
+ 90%	5.50%		90.37%
+ 80%	5.50%		80.37%
+ 70%	5.50%		70.37%
+ 60%	5.50%		60.37%
+ 50%	5.50%		50.37%
+ 40%	5.50%		40.37%
+ 30%	5.50%		30.37%
+ 20%	5.50%		20.37%
+ 10%	5.50%		10.37%
+ 5%	5.50%		5.37%
0%	5.50%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.63%
- 10%	5.50%	-4.50%	-9.63%
- 20%	N/A	-14.50%	-19.63%
- 30%	N/A	-24.50%	-29.63%
- 40%	N/A	-34.50%	-39.63%
- 50%	N/A	-44.50%	-49.63%
- 60%	N/A	-54.50%	-59.63%
- 70%	N/A	-64.50%	-69.63%
- 80%	N/A	-74.50%	-79.63%
- 90%	N/A	-84.50%	-89.63%
- 100%	N/A	-94.50%	-99.63%

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) designs, develops, manufactures and markets solar electric power products, or solar power products based on its proprietary processes and technologies. The Company has spent more than 15 years developing high performance solar cells, which are semiconductor devices that directly convert sunlight into electricity.

The Company offers solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network. Its initial solar sales efforts have been focused on residential and commercial applications. The Company sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption.

On January 10, 2007, the Company completed the previously announced acquisition of PowerLight Corporation, a global provider of large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$34.75	$18.00	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.75	$27.74
December 29, 2006	$40.00	$26.35	$37.17
March 30, 2007	$48.11	$35.40	$45.50
April 20, 2007*	$57.17	$45.84	$55.46

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWR

Initial price: $55.46

Protection level: 80.00%

Protection price: $44.37

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.031013

Coupon: 16.75% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.96

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		100.00%
+ 90%	8.375%		90.00%
+ 80%	8.375%		80.00%
+ 70%	8.375%		70.00%
+ 60%	8.375%		60.00%
+ 50%	8.375%		50.00%
+ 40%	8.375%		40.00%
+ 30%	8.375%		30.00%
+ 20%	8.375%		20.00%
+ 10%	8.375%		10.00%
+ 5%	8.375%		5.00%
0%	8.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-5.00%
- 10%	8.375%	-1.625%	-10.00%
- 20%	8.375%	-11.625%	-20.00%
- 30%	N/A	-21.625%	-30.00%
- 40%	N/A	-31.625%	-40.00%
- 50%	N/A	-41.625%	-50.00%
- 60%	N/A	-51.625%	-60.00%
- 70%	N/A	-61.625%	-70.00%
- 80%	N/A	-71.625%	-80.00%
- 90%	N/A	-81.625%	-90.00%
- 100%	N/A	-91.625%	-100.00%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. The Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production , Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$4.09	$2.19	$3.06
September 28, 2001	$3.38	$2.61	$2.96
December 31, 2001	$3.26	$2.38	$2.60
March 29, 2002	$3.20	$2.41	$3.15
June 28, 2002	$3.81	$3.10	$3.80
September 30, 2002	$3.81	$2.38	$3.00
December 31, 2002	$3.11	$2.57	$2.86
March 31, 2003	$3.31	$2.73	$3.28
June 30, 2003	$4.09	$3.18	$3.75
September 30, 2003	$4.64	$3.56	$4.53
December 31, 2003	$6.37	$4.53	$5.98
March 31, 2004	$6.21	$4.83	$6.03
June 30, 2004	$7.23	$5.90	$7.17
September 30, 2004	$10.71	$7.31	$10.50
December 31, 2004	$13.86	$10.11	$12.67
March 31, 2005	$15.77	$11.10	$14.19
June 30, 2005	$23.87	$13.44	$23.49
September 30, 2005	$37.44	$24.00	$36.70
December 30, 2005	$41.78	$31.20	$35.94
March 31, 2006	$44.26	$28.94	$32.19
June 30, 2006	$41.17	$23.69	$31.16
September 29, 2006	$38.36	$27.75	$29.87
December 29, 2006	$42.96	$27.23	$35.05
March 30, 2007	$41.64	$31.58	$40.98
April 20, 2007*	$45.11	$40.75	$42.48

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $42.48

Protection level: 75.00%

Protection price: $31.86

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.540490

Coupon: 12.25% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%
0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$3.60	$1.69	$2.50
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
April 20, 2007*	$37.65	$34.25	$35.61

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $35.61

Protection level: 75.00%

Protection price: $26.71

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.081999

Coupon: 13.50% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%
0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	N/A	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

Under Armour, Inc. – Class A

According to publicly available information, Under Armour, Inc.’s (the “Company”) principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. The Company designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications.

The Company’s products are offered globally in approximately 12,000 retail stores and can currently be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers. The Company’s products are worn by professional football, baseball, hockey and soccer players, as well as athletes in major collegiate and Olympic sports. Virtually all of the Company’s products are manufactured by unaffiliated manufacturers operating in 19 countries. Most of the Company’s products are manufactured in facilities outside of the United States.

The linked share’s SEC file number is 000-51626.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$53.68	$48.78	$50.45
March 30, 2007	$52.30	$43.34	$51.30
April 20, 2007*	$53.23	$50.53	$51.49

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UA

Initial price: $51.49

Protection level: 75.00%

Protection price: $38.62

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.421247

Coupon: 11.50% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%
0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (the “Company”) is a diversified health and well-being company, serving approximately 70 million Americans. The Company is focused on improving the American health care system and how it works for multiple, distinct constituencies. The Company provides individuals with access to quality, cost-effective health care services and resources through more than 520,000 physicians and other care providers and 4,700 hospitals across the United States.

During 2006, the Company managed approximately $92 billion in aggregate health care spending on behalf of the constituents and consumers it served. The Company’s revenues are derived from premium revenues on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. In 2006, the Company conducted its business primarily through operating divisions in the following business segments: Uniprise, Health Care Services, which includes the Company’s UnitedHealthcare, Ovations and AmeriChoice businesses, Specialized Care Services and Ingenix.

The linked share’s SEC file number is 1-10864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	$16.85	$13.13	$15.44
September 28, 2001	$17.50	$14.70	$16.63
December 31, 2001	$18.20	$15.61	$17.69
March 29, 2002	$19.20	$16.96	$19.11
June 28, 2002	$24.47	$18.78	$22.89
September 30, 2002	$24.08	$20.38	$21.81
December 31, 2002	$25.25	$18.76	$20.88
March 31, 2003	$23.17	$19.60	$22.92
June 30, 2003	$26.34	$22.06	$25.13
September 30, 2003	$28.13	$23.63	$25.16
December 31, 2003	$29.34	$23.80	$29.09
March 31, 2004	$32.25	$27.73	$32.22
June 30, 2004	$34.25	$29.32	$31.13
September 30, 2004	$37.36	$29.67	$36.87
December 31, 2004	$44.38	$32.50	$44.02
March 31, 2005	$48.33	$42.63	$47.69
June 30, 2005	$53.63	$44.31	$52.14
September 30, 2005	$56.66	$47.80	$56.20
December 30, 2005	$64.61	$53.87	$62.14
March 31, 2006	$62.93	$53.25	$55.86
June 30, 2006	$56.60	$41.44	$44.78
September 29, 2006	$52.83	$44.29	$49.20
December 29, 2006	$54.40	$45.12	$53.73
March 30, 2007	$57.10	$50.51	$52.97
April 20, 2007*	$55.90	$51.45	$53.20

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNH

Initial price: $53.20

Protection level: 85.00%

Protection price: $45.22

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.796992

Coupon: 9.25% per annum

Maturity: October 26, 2007

Dividend yield: 0.06% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.03%
+ 90%	4.625%		90.03%
+ 80%	4.625%		80.03%
+ 70%	4.625%		70.03%
+ 60%	4.625%		60.03%
+ 50%	4.625%		50.03%
+ 40%	4.625%		40.03%
+ 30%	4.625%		30.03%
+ 20%	4.625%		20.03%
+ 10%	4.625%		10.03%
+ 5%	4.625%		5.03%
0%	4.625%		0.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.97%
- 10%	4.625%	-5.375%	-9.97%
- 20%	N/A	-15.375%	-19.97%
- 30%	N/A	-25.375%	-29.97%
- 40%	N/A	-35.375%	-39.97%
- 50%	N/A	-45.375%	-49.97%
- 60%	N/A	-55.375%	-59.97%
- 70%	N/A	-65.375%	-69.97%
- 80%	N/A	-75.375%	-79.97%
- 90%	N/A	-85.375%	-89.97%
- 100%	N/A	-95.375%	-99.97%

Verasun Energy Corporation

According to publicly available information, Verasun Energy Coproation (the “Company”) is one of the largest ethanol producers in the United States based on production capacity, according to the Renewable Fuels Association. The Company focuses primarily on the production and sale of ethanol and its co-products. This focus has enabled the Company to significantly grow its ethanol production capacity and to work with automakers, fuel distributors, trade associations and consumers to increase the demand for ethanol.

The Company owns and operates two of the largest ethanol production facilities in the U.S., with a combined ethanol production capacity of 230 million gallons per year. As of February 25, 2007, the Company’s ethanol production capacity represented approximately 4% of the total ethanol production capacity in the U.S., according to the RFA.

The Company’s facilities operate on a continuous basis and use current dry-milling technology, a production process that results in increased ethanol yield and reduced capital costs compared to wet-milling facilities. In addition to producing ethanol, the Company produces and sells wet and dry distillers grains as ethanol co-products, which serve to partially offset our corn costs. In 2006, the Company produced approximately 226.3 million gallons of fuel ethanol and 492,000 tons of distillers grains.

The Company’s facility in Aurora, South Dakota commenced operations in December 2003 and the Company’s facility in Fort Dodge, Iowa commenced operations in October 2005. The Company commenced construction of its facility in Charles City, Iowa in 2006 and expect to begin operations there in April of 2007. The Company also began construction of facilities in Hartley, Iowa, and Welcome, Minnesota in 2006 and expect those facilities to begin production by the end of the first quarter of 2008.

The linked share’s SEC file number is 1-32913.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	$30.30	$24.10	$26.24
September 29, 2006	$28.65	$15.80	$16.05
December 29, 2006	$26.90	$14.88	$19.75
March 30, 2007	$21.06	$15.12	$19.87
April 20, 2007*	$21.47	$18.99	$19.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VSE

Initial price: $19.25

Protection level: 75.00%

Protection price: $14.44

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.948052

Coupon: 15.25% per annum

Maturity: October 26, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.00%
+ 90%	7.625%		90.00%
+ 80%	7.625%		80.00%
+ 70%	7.625%		70.00%
+ 60%	7.625%		60.00%
+ 50%	7.625%		50.00%
+ 40%	7.625%		40.00%
+ 30%	7.625%		30.00%
+ 20%	7.625%		20.00%
+ 10%	7.625%		10.00%
+ 5%	7.625%		5.00%
0%	7.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-5.00%
- 10%	7.625%	-2.375%	-10.00%
- 20%	7.625%	-12.375%	-20.00%
- 30%	N/A	-22.375%	-30.00%
- 40%	N/A	-32.375%	-40.00%
- 50%	N/A	-42.375%	-50.00%
- 60%	N/A	-52.375%	-60.00%
- 70%	N/A	-62.375%	-70.00%
- 80%	N/A	-72.375%	-80.00%
- 90%	N/A	-82.375%	-90.00%
- 100%	N/A	-92.375%	-100.00%

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts: “Wynn Las Vegas,” on the “Strip” in Las Vegas, Nevada, and “Wynn Macau,” located in the Macau Special Administrative Region of the People’s Republic of China. The Company is also currently constructing “Encore at Wynn Las Vegas” and continues to develop and construct the second phase of Wynn Macau.

Wynn Las Vegas opened to the public on April 28, 2005. Wynn Las Vegas offers 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for its premium guests. In November 2006, the Tower Suites at Wynn Las Vegas became the only casino resort in the world to receive both the Mobil five star and AAA five diamond distinctions. The approximately 111,000 square foot casino features 132 table games, a baccarat salon, private VIP gaming rooms, a poker room, 1,974 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers a nightclub, an ultra-lounge, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade.

Wynn Macau opened to the public on September 6, 2006. This first phase of Wynn Macau utilizes approximately 11 of a total site area of 16 acres of land. When it opened, Wynn Macau featured approximately 600 hotel rooms and suites, approximately 220 table games and approximately 380 slot machines in approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa and salon, entertainment lounges and meeting facilities. The second phase is being constructed on the remaining 5 acres of the Wynn Macau site and is being integrated into the first phase. In February 2007, the Company added additional table games and slot machines bringing the current total to approximately 256 table games and approximately 477 slot machines in an approximately 110,000 square foot casino.

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	$14.39	$10.76	$13.11
March 31, 2003	$15.50	$12.76	$15.44
June 30, 2003	$19.11	$14.71	$17.69
September 30, 2003	$18.50	$14.99	$18.18
December 31, 2003	$28.61	$18.19	$28.01
March 31, 2004	$40.26	$27.50	$35.00
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
April 20, 2007*	$104.12	$95.00	$102.51

*	High, low and closing prices are for the period starting April 2, 2007 and ending April 20, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $102.51

Protection level: 80.00%

Protection price: $82.01

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.755146

Coupon: 13.00% per annum

Maturity: October 26, 2007

Dividend yield: 5.86% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		102.93%
+ 90%	6.50%		92.93%
+ 80%	6.50%		82.93%
+ 70%	6.50%		72.93%
+ 60%	6.50%		62.93%
+ 50%	6.50%		52.93%
+ 40%	6.50%		42.93%
+ 30%	6.50%		32.93%
+ 20%	6.50%		22.93%
+ 10%	6.50%		12.93%
+ 5%	6.50%		7.93%
0%	6.50%		2.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-2.07%
- 10%	6.50%	-3.50%	-7.07%
- 20%	6.50%	-13.50%	-17.07%
- 30%	N/A	-23.50%	-27.07%
- 40%	N/A	-33.50%	-37.07%
- 50%	N/A	-43.50%	-47.07%
- 60%	N/A	-53.50%	-57.07%
- 70%	N/A	-63.50%	-67.07%
- 80%	N/A	-73.50%	-77.07%
- 90%	N/A	-83.50%	-87.07%
- 100%	N/A	-93.50%	-97.07%